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                           Exhibit 5 and Exhibit 23.1


                       [Letterhead of Dilworth Paxson LLP]




DIRECT DIAL NUMBER:
(215) 575-7000








SL Industries, Inc.
520 Fellowship Road, Suite 114-A
Mt. Laurel, NJ 08054

         Re: SL Industries, Inc. 1991 Long Term Incentive Plan, as amended
                  Registration Statement on Form S-8

Gentlemen:

         As counsel for SL Industries, Inc., a New Jersey corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to an additional 600,000 shares of the Company's Common Stock, par value $.20 per share (the "Additional Shares"), which may be issued pursuant to the Company's 1991 Long Term Incentive Plan, as amended (the "Plan"), which are or may become issuable upon exercise of options granted or which may be granted thereunder. The number of shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or the Plan.

         The Additional Shares are subject of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about March 5, 1999.

         The Registration Statement incorporates by reference the contents of the Company's Registration Statements on Form S-8 No. 33-53274 and No. 333-00269 relating to certain shares of Common Stock issued or issuable under the Plan. (These Registration Statements are referred to below as the "Incorporated Registration Statements.") We understand that the Incorporated Registration Statements remain in full force and effect.
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DILWORTH PAXSON LLP                                                      PAGE 2
TO:  SL INDUSTRIES, INC.



         In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors adopting and amending the Plan and authorizing the issuance of Additional Shares pursuant to the Plan; (iii) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (iv) the Registration Statement (including the Incorporated Registration Statements); (v) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Additional Shares, when duly issued in accordance with the terms of the Plan, and the options granted thereunder, after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

         This opinion is limited to the federal law of the United States and the State of New Jersey.

         We hereby consent to the filing of this opinion as a exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.


                                Very truly yours,

                                /s/ DILWORTH PAXSON LLP

                                DILWORTH PAXSON LLP


cc: David Nuzzo, Secretary